Exhibit 99.6

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [●], 2023 AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, THE SUBSCRIPTION AND INFORMATION AGENT, BY CALLING (888) 789-8409.

RUMBLEON, INC.

SHARES OF CLASS B COMMON STOCK SUBSCRIBED FOR UPON
EXERCISE OF SUBSCRIPTION RIGHTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a custodian bank, broker, dealer, or other nominee holder of subscription rights (the “Subscription Rights”) to purchase shares of Class B common stock, par value $0.001 (the “Class B Common Stock”) of RumbleOn, Inc. (the “Company”), each Subscription Right carrying with it (i) a basic subscription right, which entitles the holder to purchase 1.078444 shares of Class B Common Stock, rounded down to the nearest whole share, at a subscription price of $5.50 per whole share of Class B Common Stock (the “Subscription Price”) and (ii) an over-subscription right, which entitles each holder that has exercised its basic Subscription Right in full to subscribe for additional shares of Class B Common Stock that are offered in the rights offering at the Subscription Price, to the extent other participating stockholders have not exercised their basic Subscription Rights in full, pursuant to the rights offering described in the Company’s prospectus dated [●], 2023 (as amended from time to time, the “Prospectus”), hereby certifies to the Company and Broadridge Corporate Issuer Solutions, LLC, as Subscription and Information Agent for the rights offering, that (1) the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned), Subscription Rights for the number of shares of Class B Common Stock specified below pursuant to the exercise of basic Subscription Rights, and on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional shares of Class B Common Stock pursuant to the over-subscription right, listing separately below a number of shares of Class B Common Stock corresponding to such beneficial owners’ exercised basic Subscription Rights and a number of shares of Class B Common Stock corresponding to such beneficial owners’ exercised over-subscription rights (without identifying any such beneficial owner), and (2) to the extent any beneficial owner has exercised their over-subscription right, each such beneficial owner’s basic Subscription Rights have been exercised in full:

NUMBER OF ELIGIBLE SHARES OWNED ON RECORD DATE	NUMBER OF SHARES OF CLASS B COMMON STOCK SUBSCRIBED FOR PURSUANT TO BASIC SUBSCRIPTION RIGHT	NUMBER OF SHARES OF CLASS B COMMON STOCK SUBSCRIBED FOR PURSUANT TO OVER-SUBSCRIPTION RIGHT
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Name of Custodian Bank, Broker, Dealer, or Other Nominee:

By:
Authorized Signature

Name:
(Please print or type)

Title:
(Please print or type)

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

Participant:

By:
Authorized Signature

Name:
(Please print or type)

Title:
(Please print or type)

DTC Subscription Confirmation Number(s)